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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports, incorporated by reference in the Joint Proxy Statement of Gramercy Property Trust, Inc. and Chambers Street Properties that is made a part of the Registration Statement (Form S-4) and Prospectus of Chambers Street Properties as follows:

  1.
  Dated March 9, 2015, with respect to the consolidated financial statements and schedule of Gramercy Property Trust Inc., and the effectiveness of internal control over financial reporting of Gramercy Property Trust Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2014; and

  2.
  Dated May 21, 2015, with respect to the combined statement of revenues and certain expenses (Historical Summary) of the Dividend Capital Portfolio, included in its Current Report (Form 8/K-A) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

New York, New York
September 11, 2015

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm